Exhibit 99.1

News Release

EPSILON ANNOUNCES AGM RESULTS

Houston, Texas—June 20, 2019 — Epsilon Energy Ltd. (“Epsilon” or the “Company”) (NASDAQ: EPSN) is pleased to announce that all the nominees listed in its Proxy Statement, Schedule 14A filed on May 21, 2019 were elected as directors of Epsilon, until the next annual meeting of shareholders. The detailed results of the vote at the annual shareholders meeting held on Wednesday, June 19, 2019 are set out below.

At the meeting, the number of directors was set at seven, and BDO USA, LLP was appointed as auditor. Each of the following seven nominees proposed by management was elected as a director of Epsilon.

Nominee	% For	% Withheld

John Lovoi	99.99%	0.01%
Matthew Dougherty	72.74%	27.26%
Ryan Roebuck	99.82%	0.18%
Stephen Finlayson	99.50%	0.50%
Michael Raleigh	99.99%	0.01%
Jacob Roorda	99.50%	0.50%
Tracy Stephens	99.50%	0.50%

About Epsilon

Epsilon Energy Ltd. is a North American onshore natural gas production and midstream company with a current focus on the Marcellus Shale of Pennsylvania and the Anadarko Basin in Oklahoma.

Contact Information:

281-670-0002

Michael Raleigh
Chief Executive Officer
Michael.Raleigh@EpsilonEnergyLTD.com

Special note for news distribution in the United States

The securities described in the news release have not been registered under the United Stated Securities Act of 1933, as amended, (the “1933 Act”) or state securities laws. Any holder of these securities, by purchasing such securities, agrees for the benefit of Epsilon Energy Ltd. (the “Corporation”) that such securities may not be offered, sold, or otherwise transferred only (A) to the Corporation or its affiliates; (B) outside the United States in accordance with applicable state laws and either (1) Rule 144(as) under the 1933 Act or (2) Rule 144 under the 1933 Act, if applicable.